Exhibits 32.2 of Form 10-Q of Achison Inc

18 U.S.C. Section 1350 Certificte of Chief Financial Officer

I, Dingshan Zhang, Chief Financial Officer of Achison Inc, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1). The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date: 11/15/2019

Signature:Dingshan Zhang
Dingshan Zhang, President,on behalf of Achison Inc, (Chief Financial Officer)